Exhibit 10.37
June 5, 2008
Xplor Capital Management LLC
Two Stamford Landing — Suite 100
68 Southfield Avenue
Stamford, CT 06902
Attention: Mr. Damon Hart
Re:	Management Agreement Renewals
Dear Mr. Hart:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2009 and all other provisions of the Management Agreements will remain unchanged.
•	CTA Capital LLC
•	Citigroup Emerging CTA Portfolio LP
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

XPLOR CAPITAL MANAGEMENT LLC
By:	/s/ Damon Hart
	Print Name:	Damon Hart
JM/sr